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                                                                  Exhibit 10.4

                               SERVICES AGREEMENT

                                                         Agreement #4620899S-RLS

      Agreement between Work Management Solutions, Inc., a company whose address is 119 Beach Street, Boston, Massachusetts 02111-2520 ("WMS"), and State Farm Mutual Automobile Insurance Company, a mutual insurance company having its corporate headquarters at One State Farm Plaza, Bloomington, Illinois, its subsidiaries and affiliates ("STATE FARM").

                               W I T N E S S E T H

      WHEREAS, certain services are required by STATE FARM related to consulting and the training of STATE FARM personnel; and

      WHEREAS, WMS has agreed to provide such services.

      NOW THEREFORE, the parties agree as follows:

1. WMS expressly agrees that it shall perform the services (the "Services") set out in each individual mutually agreed work order (the "Work Order"), the form of which is attached hereto and incorporated herein on Exhibit A. In consideration of WMS performing and completing its responsibilities hereunder, STATE FARM shall compensate WMS as stated in each applicable Work Order. Such compensation shall be due and payable at the later of (i) thirty (30) days following completion of the Service or (ii) thirty (30) days following STATE FARM's receipt of an accurate invoice. Such compensation shall include any and all travel expenses incurred by WMS. In no event shall any such travel and out-of-pocket expenses be reimbursed by STATE FARM to WMS in excess of the compensation stated in each applicable Work Order.

2. In order to provide the Services, WMS agrees that at STATE FARM's request it shall meet with STATE FARM personnel at STATE FARM's offices in Bloomington, Illinois. The meeting times shall be mutually agreeable. Both parties acknowledge that it shall be necessary to cooperate in order to carry out this Agreement, and each agrees to reasonably cooperate with the other.


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3.    WMS shall, and shall ensure that all of its employees and agents involved with the performance of the Services, keep confidential any proprietary, trade secret, business secret, copyright, patent or other such information of STATE FARM, or of any of its vendors, suppliers, or customers, which it learns as the result of carrying out its obligations hereunder. WMS expressly further agrees that it shall return any such information and copies thereof to STATE FARM upon completion of WMS's duties under this Agreement, or upon STATE FARM's request. The terms of this Section 3 shall survive the termination of this Agreement.

      STATE FARM shall keep confidential any proprietary, trade secret, business secret, copyright, patent or other such information of WMS, or any of its subsidiaries or affiliates, which it learns as a result of the Services provided hereunder. STATE FARM further agrees that it shall return any such information and copies thereof to WMS upon the completion of the Services or at WMS's request. The terms of the paragraph shall survive the termination of this Agreement. Notwithstanding the foregoing, STATE FARM shall not have any obligation with respect to any such information contained in or made a part of the Reports (as such term is defined in Exhibit A attached hereto). The parties hereto specifically agree that STATE FARM will be the sole and absolute owner of the ideas and techniques contained in the Reports with respect to STATE FARM's business and that STATE FARM may disclose such to any party without violation of this paragraph.

4.    WMS expressly warrants to STATE FARM that:

            (i) It has the ability and expertise to perform its responsibilities hereunder and in doing so shall use the highest standards of professional workmanship. STATE FARM shall have the right to reject at any time any employees of WMS or its subsidiaries, affiliates or assignees whose qualifications, in STATE FARM's sole judgment, do not meet the standards hereunder.

            (ii) All Reports provided to STATE FARM by WMS as a product of the Services, and the ideas and techniques contained therein with respect to STATE FARM's business, shall be the sole and absolute property of STATE FARM, subject to a nonexclusive license to use and disclose any preexisting proprietary materials of WMS contained therein.


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            (iii) Any Reports, or Services furnished or used under this
            Agreement do not or will not infringe upon or violate a patent, copyright, license or other property or proprietary right held, or misappropriate a trade secret or other property right claimed by a third party. WMS at its own expense shall defend and hold STATE FARM fully harmless against any action asserted against STATE FARM (and specifically including costs and reasonable attorneys' fees associated with any such action) to the extent that it is based on a claim that use of the Reports within the scope of this Agreement infringes any patent, copyright, license or other property right or proprietary right of any third party except to the extent such Reports have been altered or modified by anyone other than WMS, or its affiliates or assignees. STATE FARM shall promptly notify WMS in writing of any such claim. In the event of an action for infringement WMS may, in its sole discretion, at its expense, (i) obtain for STATE FARM the right to use the Reports; (ii) modify the Reports so as to render them non-infringing; (iii) provide STATE FARM with functionally equivalent substitute Reports; or (iv) if none of the other options set forth in this paragraph can be reasonably achieved, refund to STATE FARM all fees paid to WMS under this Agreement in full satisfaction of WMS's obligations, except for those obligations set forth in Sections 4(iii) and 8 hereunder.

            (iv) STATE FARM shall not have an obligation to effect any or all of the recommendations or proposals of WMS as set forth in the Reports.

5. Subject to the provision of Section 4(ii) of this Agreement, the parties agree that the Reports produced hereunder shall be considered a work made for hire. WMS transfer, assigns, sells and conveys all rights to the Reports produced hereunder to STATE FARM, including but not limited to copyright, trade secret, trademark and patent.

6. WMS shall not disclose or otherwise identify STATE FARM orally or in any of WMS's advertising, publications, or other media to be displayed or disseminated to WMS's customers or other parties.

7. The parties expressly agree that the WMS shall be an independent contractor for all purposes in the performance of this Agreement and shall not be an employee of STATE FARM.


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8.    WMS expressly agrees anything herein to the contrary notwithstanding, that it shall indemnify and hold STATE FARM fully harmless against any damages of any kind whatsoever, including costs and reasonable attorneys' fees, STATE FARM shall incur as a result of injuries to persons or damage to tangible property caused by the negligent acts of, or negligent failure to act by WMS, its employees or agents while on STATE FARM's premises.

      STATE FARM expressly agrees anything to the contrary notwithstanding, that it shall indemnify and hold WMS fully harmless against any damages of any kind whatsoever, including costs and reasonable attorneys' fees, WMS shall incur as a result of the negligent acts of, or negligent failure to act by STATE FARM, its employees or agents while on WMS's premises.

9. EXCEPT AS SET FORTH IN SECTIONS 4(iii) AND 8 OF THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL LOSSES OR DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST RECORDS OR DATA, LOST SAVINGS, LOSS OF USE OF FACILITY OR EQUIPMENT, LOSS BY REASON OF FACILITY SHUT-DOWN OR NON-OPERATION OR INCREASED EXPENSE OF OPERATIONS, OR OTHER COSTS, CHARGES, PENALTIES, OR LIQUIDATED DAMAGES, REGARDLESS OF WHETHER ARISING FROM BREACH OF CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE OR IF SUCH LOSS OR DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.

      EXCEPT FOR SECTIONS 4(iii) AND 8 OF THIS AGREEMENT, STATE FARM AGREES THAT WMS'S LIABILITY HEREUNDER REGARDLESS OF FORM OF ACTION, SHALL NOT EXCEED THE TOTAL AMOUNT PAID FOR SERVICES UNDER THIS AGREEMENT. EXCEPT FOR SECTIONS 4(iii) AND 8 OF THIS AGREEMENT, IN NO EVENT WHATSOEVER SHALL STATE FARM'S LIABILITY TO WMS FOR ANY OTHER REASON WHATSOEVER EXCEED IN THE AGGREGATE THE MUTUALLY AGREED TO COMPENSATION FOR SERVICES PROVIDED UNDER THE AGREEMENT.

 10. No action, whether in contract or tort, including negligence, arising out of the performance of services under this Agreement may be brought by either party more than eighteen (18) months after the cause of action accrues.


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11.   It is expressly understood that if either party, on any occasion fails to perform any term of this Agreement, and the other party does not enforce that term, the failure to enforce on that occasion shall not constitute a waiver of that term by the other party.

12. If either party neglects or fails to perform any of its obligations under this Agreement and such failure continues for a period of ten (10) days after notice thereof, the other party shall have the right to terminate this Agreement. Both parties acknowledge that the determination of actual damages in the case of nonperformance by either party will be difficult or impossible. Both parties therefore agree that damages under this Agreement will be as follows: In the event of WMS's default, WMS shall forfeit its fees hereunder and no fee shall be payable to it; and in the event of STATE FARM's default, WMS shall receive only the portion of the total fee representing work previously completed, but in no event shall this amount exceed the total fee. This measure of damages shall be interpreted as liquidated damages, and not as a penalty.

13. Anything in the Agreement to the contrary notwithstanding, WMS may not delegate or assign any or all of its duties under the Agreement to any other entity, including an entity which affiliates or merges with or acquires WMS, except when such delegation or assignment is approved in advance by STATE FARM in writing, which approval STATE FARM may in its sole discretion grant or deny. WMS is authorized by STATE FARM to subcontract its obligations hereunder with Plan View, Inc., an affiliated company, provided Plain View, Inc., its employees and agents will meet all of the requirements under this Agreement and WMS will remain primarily liable under this Agreement.

14. This Agreement together with the Exhibits attached hereto shall be an agreement binding upon each of the parties hereto, their successors, and to the extent permitted their assigns. This Agreement shall be governed by the laws of the State of Illinois without regard to conflict of laws provisions. This Agreement cannot be amended or otherwise modified except as agreed to in writing by each of the parties hereto. This Agreement and the Exhibits attached hereto represent the sole agreement between the parties and supersedes and merges any prior agreement oral or written between the parties with respect to the subject matter hereof.


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IN WITNESS WHEREOF, WMS and STATE FARM have caused this Agreement to be executed by their respective, duly authorized officers. This Agreement shall become effective on the date the second of the two parties to sign executes this Agreement below.

WORK MANAGEMENT                         STATE FARM MUTUAL AUTOMOBILE
SOLUTIONS, INC.                         INSURANCE COMPANY
119 Beach Street                        One State Farm Plaza
Boston, MA 02111                        Bloomington, IL 61710

/s/ S.M. Grange                         /s/ Dennis McCormick
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Signature                               Signature

S.M. GRANGE                             Dennis McCormick
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Printed or Typed Name                   Printed or Typed Name

V.P. Consulting Services                Assistant VP, Administrative Services
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Title                                   Title

Sep. 25, 1996                                  9-26-96
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Date                                    Date


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